MEMBI HIP INTEREST PURCHASE AGI MENT

This **MEMBERSHIP INTEREST PURCHASE AGREEMENT** (the "Agreement") is made and entered into as of the 26th of November 2003 and effective as of December 24, 2003 (the "Effective Date") by and between Naranjo Family Limited Partnership, a Florida limited partnership ("Naranjo"), Randy Herscovici ("Herscovici"), Navarro Family Limited Partnership, a Florida limited partnership ("Navarro") (Naranjo, Herscovici and Navarro shall collectively be referred to as the "Sellers"), Mingo Bay Development Corp., a Florida corporation (the "Buyer").

RECITALS

WHEREAS, Place des Arts LLC, a Florida limited liability company (the "Company"), currently has Two Hundred (240) units of membership interests of issued and outstanding membership interests (the "Units").

WHEREAS, the Sellers currently own over Fifty Percent (50%) of the Units.

WHEREAS the Buyer desires to purchase Three Percent (3%) of the Units of the Company consisting of Seven and Two/Tenths (7.2) units (the "Acquired Units"), and the Sellers each desire to sell One Percent (1%) percent of the Company from their respective individual membership interests in the Company consisting of Two and Four/Tenths (2.4) Units each.

WHEREAS, to further evidence the understanding and agreements, the Buyer and Sellers agree to execute and deliver the following additional agreements: i) an escrow agreement between the Sellers, Buyer and Richards & Polansky. P.A. (the "Escrow Agent") as escrow agent (the "Escrow Agreement") (a copy of the Escrow Agreement is hereto attached as Exhibit "B"); and a security agreement ("Security Agreement") between Sellers and the Buyer (a copy of the Security Agreement is hereto attached as Exhibit "C") and a promissory note ("Promissory Note (a copy of the Promissory Note is hereto attached as Exhibit "D"). This Agreement, the Escrow Agreement, the Promissory Note and the Security Agreement are hereafter referred to collectively as the "Definitive Agreements."

NOW THEREFORE, in consideration for the mutual covenants and promises to be derived from this Agreement and of the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **PURCHASE OF SHARES.** At the Closing, as defined below, the Buyer shall purchase the Acquired Units from the Sellers free and clear from all liens, claims and encumbrances, upon the terms and conditions set forth in this Agreement.

2. PURCHASE PRICE AND PAYMENT TERMS.

2.1 **Purchase Price.** As consideration for the Acquired Partnership Interest, the Buyer shall pay the Sellers the sum of Two Hundred Forty Thousand Dollars ($240,000.00) (the "Purchase Price").

2.2 **Payment Terms.** The Purchase Price shall be payable by the Buyer to Sellers in Ninety (90) Days pursuant to the terms of the Promissory Note.

2.3 **Option to Convert.** Buyer hereby represents that it intends to be merged into a publicly traded company with the publicly traded company surviving the merger. Prior to paying the Purchase Price pursuant to the Promissory Note, Buyer hereby gives Seller the option to convert each dollar owed under the Promissory Note into one share of the common stock of the publicly traded company once the merger has been completed. If the option is exercised by the Sellers, Buyer shall transfer One Hundred Twenty Thousand (120,000) shares of Buyer, which will be guaranteed by Buyer to have a minimum share price of Two Dollars ($2.00) per share for any period of Thirty (30) Days within the initial twelve (12) months from the date of issuance. Should the listed price of the Buyer on a U.S. exchange be less than Two Dollars ($2.00) per share as set forth above, Buyer will make a share adjustment bringing the stock ownership share value of Buyer to Sixty Thousand and No/100 Dollars ($240,000.00). There shall be no adjustment if the value is above the Purchase Price. Buyer shall treat this gain as a gain in their investments in Buyer.

3. DELIVERABLES.

3.1 **Sellers' Deliverables.** The Sellers shall deliver to the Buyer and/or the Escrow Agent, as the case may be, the following at or before Closing:

3.1.1 Executed Definitive Agreements and Exhibits, as applicable.

3.1.2 Executed membership interests power from the Sellers in the form attached as composite Exhibit "C" and original certificates of the Units free and clear of all security interests, liens and encumbrances and other charges, properly endorsed to Escrow Agent.

3.1.3 Written consent of the all members and managers of the Company authorizing this transaction and authorizing the execution of all required documents as set forth in Exhibit "D".

3.2 **The Buyer's Deliverables.** At or before Closing, the Buyer shall deliver the following to the Sellers:

3.2.1 Executed Definitive Agreements and exhibits, as applicable.

3.2.2. Such other documents as the Sellers may reasonably request in connection with the covenants, representations, warranties and consummation of the transactions contemplated in the Definitive Agreements.

4. **REPRESENTATIONS AND WARRANTIES OF BUYER.** As a material inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer makes the following representations and warranties to the Sellers as of the date hereof and as of the Closing:

4.1 **No Conflict as to the Buyer.** Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or the performance of the Buyer's obligations hereunder: (a) violate, be in conflict with, or constitute a default or an event which, with notice or lapse of time or both, would constitute a default) under any agreement or commitment to which the Buyer is a party; or, (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other governmental body applicable to the Buyer.

4.2 **Other Consents.** No consent of any person or entity is necessary for the execution, delivery and performance of this Agreement, including, but not limited to, consents from parties to other agreements or commitments.

4.3 **Litigation.** There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental body pending or threatened against or involving the Buyer.

4.4 **Documents.** The Buyer has received and examined all documents and information regarding the Company that it has requested.

4.5 **Due Diligence.** The Buyer is familiar with and has reviewed, at its discretion, the Company's books, corporate records, financial statements, tax returns, licenses, material contracts and related due diligence materials and accepts the Company interest in **"AS IS"** condition.

5. **REPRESENTATIONS AND WARRANTIES OF SELLERS.** As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers make the following representations and warranties to the Buyer as of the date hereof and as of the Closing:

5.1 **Good Standing and Due Authorization.** The Sellers and the Company are duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization.

5.1.1 **Authorization; Enforceability.**

(a) The Sellers have full power and authority to enter into this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby.

(b) The execution and delivery by the Sellers of this Agreement and the performance by the Sellers of their obligations hereunder, have been duly and validly authorized, no other action or consent on the part of Sellers is necessary.

(c) This Agreement is, and the other documents and instruments delivered by the Sellers will be, when executed and delivered, the valid and binding obligations of the Sellers enforceable against the Sellers in accordance with their respective terms.

5.1.2 **No Violation or Conflict by Sellers.** The execution, delivery and performance of this Agreement by the Sellers do not and will not:

(a) conflict with or result in a violation of the corporate documents of the Company or the organizational documents of the Sellers;

(b) conflict with or violate any judgment, order or decree binding on the Company or the Sellers or any contract to which the Sellers are a party or by which the Sellers are bound, except for the existing contract, the breach of which could have a material adverse effect on the Sellers' ability to consummate the transactions contemplated thereby;

(c) require the consent or approval of any other person.

6. **COVENANTS, ACKNOWLEDGMENTS AND WARRANTIES OF INVESTOR.** In connection with this Agreement, the Buyer hereby makes the following representations and warranties and confirms the following understandings and agreements:

6.1 **Investment Purpose.** The Acquired Units acquired by the Buyer hereunder are acquired for the Buyer's own account and for investment purposes only, within the meaning of the Securities Act of 1933 (the "Act"), with no intention of assigning any participation or interest therein, and not with a view to the distribution thereof.

6.2 **Risk Factors.** The Buyer has made its own investigation of the financial condition and affairs of the Company and the nature of its business and is

fully familiar with the same, and the Buyer has such knowledge and experience in financial and business matters that are capable of evaluating the merits and risks of its investment in the Company. The Buyer has received information from the Company regarding the business and management of the Company and are cognizant of the risk involved in the Buyer's investment in the Company. The Buyer has had an opportunity to ask the Company's officers questions about the Company's business and has obtained such additional information as it have requested to the extent the Buyers has deemed necessary to permit it to fully evaluate the merits and risks of an investment in the Company. Further, the Buyer has consulted, or have had the opportunity to consult, with such other of its investments and/or accounting and/or legal and/or tax advisors, as it has deemed necessary and appropriate in making the decision to invest in the Company. The Buyer's acknowledgment of the risk factors shall not operate as a waiver of any of the Company's representations, warranties, covenants and or obligations set forth in this Agreement.

6.3 **The Buyer's Financial Experience.** The Buyer is sufficiently experienced in financial and business matters and are capable of evaluating the merits and risks of the investment in the Acquired Units. No representation, warranty or other statement or assertion has been made to the Buyer by Company or by any officer, director or principal of the Company to induce the Buyer to purchase the Acquired Units, other than as set forth herein. The Buyer has not been furnished with any offering material or literature.

6.4 **The Buyer Suitability.** The Buyer has evaluated the merits and risks of the proposed investment in the Acquired Units and the Buyer has determined that this investment is suitable for the Buyer. The Buyer has adequate financial resources for an investment of this character, and, at this time, the Buyer could bear a complete loss of its investment. Further, the Buyer will continue to have, after making an investment in the Company, adequate means of providing for its current needs, the needs of those dependent on it and possible personal contingencies.

6.5 **Unregistered Units.** The Buyer acknowledges that the Acquired Units are not being registered and the Company has no present intention of registering the Acquired Units under the Act and on this basis the subscription by the Buyer of the Acquired Units are exempt from registration under the Act and rules and regulations promulgated there under, as a "transaction by an issuer not involving any public offering," and that reliance on such exemption is predicated, in part, on the Buyer's representations and warranties contained in this Agreement.

6.6. **Investment Purposes.** The Acquired Units hereby subscribed for are being acquired by the Buyer solely for its own account, for investment purposes only, and are not being purchased with a view to or for resale, distribution, subdivision or fractionalization thereof.

6.7 **Limitation Upon Disposition.** The following limitations on disposition of the Acquired Units are in addition to the limitations set forth in other sections of this Agreement. The Acquired Units have not been registered under the Act or under applicable state securities laws and, therefore, cannot be sold, assigned or otherwise transferred unless they are subsequently registered under the Act and under applicable state securities laws or an exemption from such registrations is then available. The Buyer hereby agrees that it will not sell, assign or transfer the Acquired Units unless they are registered under the Act and under applicable state securities laws or an exemption from such registrations is then available in the opinion of counsel to the Company. The Buyer understands that there are not, nor will there necessarily be, a public market for the Acquired Units and the Buyer can afford to hold the Acquired Units for an indefinite period of time.

6.8 **Absence of Official Evaluation.** The Buyer hereby acknowledges that the Company is still in the developmental stage. The Buyer understands that no federal or state agency has made any finding or determination as to the fairness of the terms of an investment in neither the Company, nor any recommendation or endorsement of a purchase of the Acquired Units.

6.9 **Prohibitions or Cancellation, Termination, Revocation, Transferability and Assignment.** The Buyer hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, they is not entitled to cancel, terminate or revoke this Agreement, and this Agreement shall survive death or disability or any permitted assignment of the Acquired Units. The Buyer further agrees that it will not transfer or assign its rights, except as provided in this Agreement, and the Buyer understands that the assignment and transferability of the Acquired Units is restricted. The Buyer has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person or persons to sell, transfer, pledge or hold for any persons the Acquired Units for which it hereby subscribe, or any part thereof, nor does it have any present plans to enter into any such contract, undertaking, agreement or arrangement.

6.10 **Value of Units.** The Buyer acknowledges that the offering price of the Acquired Units was determined in part arbitrarily and bears no relationship to book value, earnings or other criteria of value.

6.11 **Indemnification of Company.** The Buyer agrees to indemnify and hold harmless the Company, and each of the Company's managers, officers, shareholders, agents, attorneys and employees against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever (including attorneys' fees) reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever through all appeals)

arising out of or based upon any false representation or warranty or breach or failure by the Buyer to comply with any covenant or agreement made by it herein or in any other document furnished by the Buyer in connection with its purchase of the Acquired Units.

6.13. **Survival.** The Buyer agrees that the foregoing representations, warranties and undertakings shall survive the execution of this Agreement and the delivery of the Acquired Units to the Buyer hereunder.

7. **LEGEND.** The Buyer hereby agrees that all certificates representing the Acquired Units to be issued hereunder (and all certificates issued in replacement thereof) may contain a restrictive legend to the effect that (i) the Acquired Units are subject to an Operating Agreement between the members of the Company; and (ii) the Acquired Units have not been registered under the Securities Act or related laws and regulations or any other applicable securities laws of any other jurisdiction and the Acquired Units may not be sold, disposed of, distributed or transferred except pursuant to (a) a registration statement filed under the Securities Act which has become effective with respect to the proposed sale, disposition, distribution or transfer, or (b) an exemption from such registration and an opinion of counsel for or approved by Company to the effect that such exemption is available with respect to the proposed distribution or transfer thereof. In addition, the Buyer agrees that Company may issue "stop transfer" instructions to its transfer agent in respect to any or all of the Acquired Units as Company may deem appropriate to prevent a violation of the Securities Act.

8. **OPERATING AGREEMENT.** The Acquired Units purchased hereunder are restricted pursuant to restrictive provisions and covenants contained herein and in the Operating Agreement. As a condition of receiving the Acquired Units, the Buyer agrees that upon the execution of this Agreement the Buyer shall automatically become an party to the Operating Agreement and any amendments thereto attached hereto as Exhibit "E", and the Buyer agrees to comply with all provisions and covenants contained in the Operating Agreement and any amendments thereto. In addition, the Buyer agrees to execute the "Amendments" to the Operating Agreement attached as Exhibit "F".

9. **NON-DISCLOSURE AND CONFIDENTIALITY.** As a result of this Agreement, with the exception of that information found in the public domain, the Buyer agrees to treat as confidential all information and data that may be furnished to it by the Company which relates to the Company's business, including but not limited to, technologies, formulae, procedures, processes, business plans, methods, trade secrets, ideas, improvements, inventions, and/or computer programs, which are disclosed by Company to the Buyer in connection with this Agreement. The Buyer shall not disclose such information to any third party, nor use such confidential or proprietary information for its own benefit during the term of this Agreement, and for a period of three (3) years after the expiration or termination of this Agreement. Breach of this provision shall be deemed a material breach of this Agreement.

10. **ASSIGNMENT AND TRANSFERS.** Except as provided under the Operating Agreement, Acquired Units may not be sold, assigned, encumbered or otherwise transferred ("Transfer"). In the event of any actions by the Buyer in an attempt to alienate, assign, pledge, hypothecate, or otherwise dispose of the Acquired Units or any right hereunder, except as provided

for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company shall have the option, to redeem the Acquired Units in accordance with the procedures and factors set forth in the Operating Agreement to be executed. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates.

11. **CROSS DEFAULT.** Any breach of the representations, warranties or covenants contained in any agreement comprising the Definitive Agreements, as determined by the Sellers in their sole discretion, shall be deemed a material default all the Definitive Agreements.

12. **CLOSING.** The Closing of this Agreement shall be held at the offices of Richards & Polansky, P.A (herein called the "Closing").

13. **SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES.** The covenants, representations, and warranties contained in this Agreement shall survive the Closing indefinitely.

14. **SPECIFIC PERFORMANCE**. The Buyer and Company hereto acknowledge and agree that certain terms and conditions hereunder of which are of such a special, unique and extraordinary character that it gives it a peculiar value impossible to replace and for the loss of which the Sellers cannot be reasonably or adequately compensated in damages, and the Buyer and Company acknowledge and agree that a breach by the Buyer and/or Company of the provisions of the Definitive Agreements hereof will cause the Sellers irreparable injury and damage. The Buyer and Company, therefore, expressly agree that the Sellers shall be entitled to injunctive and/or other equitable relief to prevent of this Definitive Agreements and to secure their enforcement. Nothing herein shall be construed as a waiver by the Sellers of any right they may now have or hereafter acquire to monetary damages by reason of any injury to their property, business or reputation arising out of any wrongful act or omission of the Buyer or Company.

15. **COOPERATION.** The Buyer and Sellers shall each deliver or cause to be delivered to the other on the Effective Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other many reasonably request for the purpose of carrying out this Agreement.

16. **MISCELLANEOUS**

16.1 **Notices**. Each notice or communication under this Agreement shall be in writing and delivered to the following addresses:

If to the Buyer:	Mingo Bay Development Corp. 901 Brickell Avenue, Suite 801 Miami, Fl 33131
If to Sellers:	3326 Mary St., Ste. 603 Coconut Grove FL 33133

With a copy to: Richards & Polansky, P.A.
2665 So. Bayshore Drive, Suite 703
Miami, Florida 33133

16.2 **Inspection of Assets, Books and Records.** The Buyer acknowledges that they has been given access to all assets, books and records of the Company.

16.3 **No Brokers.** Each party represents to the other party that neither it nor any of its agents, affiliates, unit holders or partners have dealt with any person or entity that might have a claim for a sales or brokerage commission or finder's fee with respect to the transaction contemplated by this Agreement. The parties hereto agree that each party will indemnify, hold harmless and defend the other from and against any additional claim for any such commission or fee by any other broker or similar person or entity claiming to have acted through the other party or its agents, affiliates, unit holders, or partners. The provisions of this Section shall survive Closing.

16.4 **Amendments**. This Agreement shall not be modified or amended, except by written agreement duly executed by the Sellers and the Buyer.

16.5 **Entire Agreement.** This Agreement represents the entire and only agreement between the Sellers and the Buyer with respect to the subject matter hereof and, supercedes any other agreement between the Buyer and the Sellers regarding the purchasing of the Acquired Units.

16.6 **No Verbal Agreements**. There are and there will be no verbal agreements in any way modifying the terms of this Agreement.

16.7 **No Waiver**. The rights and remedies of the parties hereto are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege hereunder or in the Definitive Agreements shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise of such rights, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the Definitive Agreements can be discharged by the one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the Definitive Agreements.

16.8 **Successors and Assigns.** This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto and successors thereof.

16.9 **Jur ction & Venue.** In regards to any an l disputes, controversies or claims arising out of or in connection with this Agreement, both the Buyer and the Sellers agree that venue will lie in the state and federal courts of the State of Florida. Each of the Sellers and the Buyer expressly waive any right they may have to raise the defense of Forum Non Conveniens and improper venue in any such proceeding.

16.10 **Governing Law.** This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Florida, without regard to its conflicts or choice of law.

16.11 **Section Headings.** The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.12 **Counterparts.** This Agreement may be executed in two counterparts and by the separate parties hereto in separate counterparts, both of which shall be deemed to be an original and the one and the same instrument.

16.13 **Facsimile Copy**. A facsimile copy of this Agreement and any signatures hereon shall be considered for all purposes as an original.

16.14 **Time of the Essence**. TIME IS OF THE ESSENCE OF THIS AGREEMENT. However, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the law of the United States or the State of Florida, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

16.15 **Invalid Provision**. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement.

16.16 **Attorneys' Fees**. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages as herein provided, reasonable attorneys', paralegals', or expert witnesses' fees and costs incurred in such suit at trial or on appeal or in connection with any and all judicial and administrative proceedings.

16.17 **Multiple Counterparts**. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

16.18 **Non-Merger**. In addition to the specific language of non-merger found in certain sections of this Agreement, any provision hereof which by its terms would be performed after Closing shall survive the Closing and shall not merge in the Closing, except as specifically provided to the contrary herein.

16.19 **Judicial Interpretation**. Should any of the provisions of this Agreement require judicial interpretation, the Court interpreting or construing the same shall not apply the presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that the agents of all parties have participated in the preparation thereof.

16.20 **Independent Legal Counsel**. The Buyer hereby represents that they have employed its own independent legal counsel and tax advisors to review and advise the Buyer with respect to legal and tax consequences of this Agreement. The Buyer has not solicited or relied on the Sellers' legal or tax advisors for any advice with respect to this Agreement.

16.21 **Waiver of Jury Trial**.

IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS OR RELATES TO THIS AGREEMENT, ANY TRANSACTIONS CONTEMPLATED HEREUNDER, THE PERFORMANCE HEREOF OR THE RELATIONSHIP CREATED HEREBY, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT (STATUTORY, CONSTITUTIONAL, COMMON LAW OR OTHERWISE) IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE OTHER PARTIES' RIGHT TO TRIAL BY JURY. NO PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION.

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MEMBERSHIP INTEREST PURCHASE AGREEMENT
(SIGNATURE PAGE)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BUYER:

MINGO BAY DEVELOPMENT CORP.
a Florida corporation

By: ______________________
Don Sorce, President

SELLERS:

NARANJO FAMILY LIMITED PARTENRSHIP
a Florida limited partnership
General Partner: G L I Corporation

By: ______________________
Eduardo Naranjo, President of General Partner

____
Randy Herscovici

NAVARRO FAMILY LIMITED PARTENRSHIP
a Florida limited partnership
General Partner: Navarro Management, Inc.,
a Florida corporation

By: ______________________
Carlos Mauricio Navarro, President of General Part

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